UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

BioMed Realty Trust, Inc. BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17190 Bernardo Center Drive San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under “Termination of Existing Employment Agreements” in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Overview of Changes to Executive Compensation Program

On January 25, 2012, the Compensation Committee of the Board of Directors of BioMed Realty Trust, Inc. (the “Company”), as a result of an extensive re-evaluation of the Company’s executive compensation program, adopted a number of significant changes to the Company’s executive compensation program, including:

•	Establishing a new annual cash bonus plan that more formulaically focuses bonus opportunities and payouts on the achievement of specific, pre-established performance objectives,

•

Establishing a new long-term incentive program, with a substantial portion of the long-term incentive awards granted in the form of performance units, the value of which, if any, will be paid out based on the Company’s total stockholder return relative to its peer group over a specified performance period, and

•	Terminating existing employment agreements, resulting in the elimination of:

•	Potential excise tax gross-up payments,

•	Guaranteed minimum annual cash bonuses,

•	Automatic minimum annual salary increases, and

•	Payments to executives for auto allowances.

The Company believes that the foregoing changes to its executive compensation program will enhance the nexus between corporate and individual performance and executive compensation levels by providing a stronger formulaic link between executive compensation and the achievement of specific, objectively measurable goals.

For example, as a result of these changes, for 2012 the Company expects that:

•

Approximately 85% of the total direct compensation of the Company’s Chief Executive Officer will be at “at-risk” — tied to the achievement of corporate and individual performance objectives or share price performance,

•

Approximately 65% of the total direct compensation of the Company’s Chief Executive Officer will be in the form of long-term incentive equity awards — the value of which will depend directly on the Company’s share price performance and continued employment with the Company through the applicable vesting periods (which may be up to four years),

•

At least 50% of the long-term incentive equity awards to full-time executive officers, based on target levels, will be in the form of performance units — the vesting of which are 100% based on relative total stockholder return and for which the realized value could be as little as zero, and

•

At least 80% of the cash incentive awards to eligible executive officers under the new annual cash bonus plan will be determined on an objective and formulaic basis tied to specific corporate performance measures.

New Annual Cash Bonus Plan

The methodology for determining annual cash bonuses under the Company’s new annual cash bonus plan is designed to motivate and reward executives for their contributions to the Company, based on pre-determined performance objectives established at the beginning of each fiscal year. An executive’s annual bonus will be tied to five financial, operating and individual/strategic measures, with “threshold,” “target” and “maximum” performance levels corresponding to the executive’s bonus payout levels. Bonus payout levels generally will be set so that achievement of the “target” performance level would result in total cash compensation (consisting of base salary and annual cash bonus) at approximately the median of executives with comparable positions at comparably sized peer companies, and achievement of the “maximum” performance level with respect to all five performance measures would result in total cash compensation at approximately the 75th percentile of executives with comparable positions at comparably sized peer companies.

Specific performance goals and weightings are determined in advance by the Compensation Committee and actual performance relative to those goals determines the bonuses earned. The five measures to be utilized for 2012 are:

•	Funds from operations (“FFO”) per diluted share,

•	Gross leasing volume (based on square footage),

•	New investments (based on aggregate dollar amount invested),

•	Leverage level (total debt / total assets), and

•	Strategic and individual measures.

The Compensation Committee selected the foregoing performance measures because they represent the key financial and operational performance metrics for which the executives are responsible, thereby creating a clear link between executive actions and corporate results. In addition, the Compensation Committee believes that the selected performance measures are well-balanced and important to sustaining the long-term performance of the Company, as further described below:

•

FFO per diluted share: FFO per diluted share represents a key supplemental measure utilized industry-wide by analysts, investors and other interested parties to evaluate a real estate company’s operating performance and overall management of its property portfolio. FFO is intended to exclude historical cost depreciation and amortization of real estate and related assets, calculated in accordance with generally accepted accounting principles, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs.

•

Gross leasing volume: Leasing activity, comprised of new leases and lease renewals, is the fundamental driver of generating and sustaining revenue for future periods. New leases support external growth by generating additional revenue from new investments, and drive internal growth through the leasing of currently available space and future development projects. Lease renewals provide an opportunity to extend cash flows further into the future, thereby enhancing the value of the investment, and provide stability and reduce near-term re-tenancy risk and expense by extending lease expirations into future periods.

•

New investments: Selective new investments through acquisitions and development provide the Company with opportunities for additional revenue growth in future periods, further enhancing long-term financial returns and stockholder value. Expansion of the Company’s property portfolio over time also generally provides efficiencies of scale, reduces specific tenant concentration and helps mitigate portfolio operating risk.

•

Leverage level: A key component of the company’s financial strategy includes maintaining prudent levels of liquidity and leverage over time. Utilizing moderate levels of leverage with a lower cost of capital can enhance returns to stockholders as well as provide capacity for future investments to support continued growth. Managing leverage and liquidity levels to mitigate financing risk is also an important factor in protecting stockholder value and complements the Company’s FFO and new investment goals.

•

Strategic / individual performance: Strategic and individual goals, including business unit performance goals, established by the Company’s Board of Directors in consultation with management, represent significant elements to the Company’s overall continued success, which are not necessarily fully captured in the four financial and operational performance metrics described above.

In determining the bonus earned, each of the first four measures – FFO per diluted share, gross leasing volume, new investments and leverage level – will be determined on an objective and formulaic basis. The fifth measure – strategic and individual performance – which is expected to constitute no more than 20% of the total payout determination, will be evaluated subjectively.

Target bonuses under the new annual cash bonus plan for the Company’s executive officers, including Alan D. Gold, the Company’s Chairman and Chief Executive Officer, Kent Griffin, the Company’s President and Chief Operating Officer, Matthew G. McDevitt, the Company’s Executive Vice President, Real Estate, and Greg N. Lubushkin, the Company’s Chief Financial Officer, will be 135%, 115%, 115% and 100% of base salary, respectively. Gary A. Kreitzer, the Company’s Executive Vice President and General Counsel, will not be eligible to participate in the annual cash bonus plan. Mr. Kreitzer serves as a director on the Company’s Board of Directors and on a 50% of full-time schedule as the Company’s Executive Vice President and General Counsel, and is compensated through a base salary and annual restricted stock grant that is similar to the compensation of the Company’s non-employee directors.

The Company expects to adopt a similar bonus program under the new annual cash bonus plan for future fiscal years, which will reward achievement at specified levels of financial performance and strategic and individual performance and will contain target bonuses consistent with those disclosed above.

The Compensation Committee’s approval of the terms of the new annual cash bonus plan will not be deemed to create an enforceable agreement between the Company and any executive officer, and the Compensation Committee retains discretion to reduce or refuse to authorize any awards under the bonus plan despite attainment of any specific objectives. No rights to any awards shall be deemed to exist unless and until the Compensation Committee authorizes payment of any awards under the bonus plan. In general, and except as set forth in the executive change in control and severance agreements described below, an executive officer must remain employed through the date of payment of his annual bonus in order to remain eligible to receive such bonus (provided that a pro-rated bonus based on actual performance will be paid in the event of an executive officer’s termination of employment due to death or disability).

The foregoing description of the new annual cash bonus plan is qualified in its entirety by reference to the full text of the bonus plan, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

New Long-Term Incentive Program

The purpose of the long-term incentive award program continues to be alignment of the interests of executives with the interests of the Company’s stockholders, retention of executives and promotion of actions that result in long-term stockholder value creation.

Performance Units

Beginning with the long-term incentive awards granted in January 2012, at least 50% of the long-term incentive equity awards granted to the Company’s full-time executive officers, based on target levels, will be performance units. The executive officers will have the opportunity to earn the performance units based on the Company’s total stockholder return relative to its peer group over a three-year period, with shorter periods used for a portion of the awards during the first two years as the program is phased in.

The performance units will vest at the conclusion of the performance period, upon attainment of the specific final performance rankings. The peer group that will be used for purposes of determining the performance unit payouts will be based on the companies utilized by the Compensation Committee for executive compensation benchmarking purposes. Payouts with respect to the performance units will be in the form of shares of the Company’s common stock. No dividends will be paid or accrued on the performance units.

Restricted Shares

The remaining portion of the long-term incentive equity awards granted to the Company’s executive officers will be shares of restricted stock, which will generally vest ratably over a period of four years, consistent with previously awarded time-based restricted stock awards to the executive officers.

January 2012 Long-Term Incentive Equity Awards

On January 25, 2012, the Compensation Committee awarded Messrs. Gold, Griffin, McDevitt and Lubushkin 196,752, 106,464, 56,688 and 48,984 performance units (the “Performance Units”), respectively, under the Company’s 2004 Incentive Award Plan (the “Plan”). These Performance Units represent the maximum number of Performance Units with respect to which each executive may vest, while 50% of the Performance Units would vest at “target” performance. The Performance Units are subject to the following performance periods (each, a “Performance Period”): (1) one-third of the Performance Units have a one-year Performance Period starting on January 1, 2012 and ending on December 31, 2012; (2) one-third of the Performance Units have a two-year Performance Period starting on January 1, 2012 and ending on December 31, 2013; and (3) one-third of the Performance Units have a three-year Performance Period starting on January 1, 2012 and ending on December 31, 2014. Each Performance Unit represents a contingent right to receive one share of the Company’s common stock if vesting is satisfied. The number of Performance Units that vest at the end of each Performance Period will depend on the level of achievement of the Company’s total stockholder return (“TSR,” as defined in the form of Performance Unit Award Grant Notice and Performance Unit Award Agreement filed as an exhibit to this Form 8-K, the “Award Agreement”) compared to its peer group during a specified Performance Period.

The chart below sets forth the vesting schedule as a percentage of the maximum number of Performance Units that applies at the end of each Performance Period.

BioMed’s TSR Ranking within Peer Group	Performance Unit Payout (as a % of Maximum)
At or above 75th percentile TSR	100%
Between the 75th percentile TSR and 50th percentile TSR	Determined by linear interpolation (1)
At the 50th percentile TSR	50%
Between the 25th percentile TSR and 50th percentile TSR	Determined by linear interpolation (2)
At or below the 25th percentile TSR	0%

(1)	Determined by linear interpolation between the peer group’s 75th and 50th percentile TSRs.
(2)	Determined by linear interpolation between the peer group’s 25th and 50th percentile TSRs.

As noted in the chart above, if the Company’s TSR is at or below the 25th percentile of its peer group for a Performance Period, no Performance Units will vest with respect to such Performance Period. Any Performance Units which do not vest at the end of the Performance Period will be forfeited. The peer group that will be used for purposes of determining the Performance Units includes: Alexandria Real Estate Equities, Inc., American Campus Communities, Inc., Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust, DCT Industrial Trust Inc., Digital Realty Trust, Inc., Douglas Emmett, Inc., Entertainment Properties Trust, Equity One, Inc., HCP, Inc., Health Care REIT, Inc., Healthcare Realty Trust Incorporated, Kilroy Realty Corporation, National Retail Properties, Inc. and Ventas, Inc. The Compensation Committee believes that this peer group reflects the appropriate mix of “market niche” peers and companies with which the Company directly competes for talent, tenants and properties, taking into account that its executive team’s experience and expertise in the life science real estate market is highly specialized, making it significantly more challenging to find a suitable executive replacement than for more generic property types such as commercial office space and retail. The Compensation Committee balances these considerations with selecting a peer group for which the Company is at or near the median in total assets. Based on the most recent publicly filed information, as of September 30, 2011, the Company’s total assets were $4.0 billion, at the 50th percentile of the peer group.

Also on January 25, 2012, the Compensation Committee granted to Messrs. Gold, Griffin, McDevitt, Lubushkin and Kreitzer 98,376, 53,232, 28,344, 24,492 and 3,319 shares of restricted stock, respectively (the “Restricted Shares”), under the Plan. The Restricted Shares vest 25% annually on each of January 1, 2013, 2014, 2015 and 2016 with respect to Messrs. Gold, Griffin, McDevitt and Lubushkin, and approximately one year from the date of grant with respect to Mr. Kreitzer. Consistent with past awards, dividends are paid on the entirety of the Restricted Share grants from the date of the grant.

The number of Restricted Shares was determined by the Compensation Committee to equal the number of Performance Units that would vest at the 50th percentile TSR rank. The 50th percentile Performance Unit values were determined by the Compensation Committee so that achievement of the “target” performance level for annual cash bonuses and 50th percentile relative TSR performance with respect to the Performance Units would generally result in total direct compensation (consisting of base salary, annual cash bonus and long-term incentive equity awards (including the Restricted Shares)) at approximately the median of executives with comparable positions at comparably sized peer companies, and achievement of the “maximum” performance level for annual cash bonuses (with respect to all five performance measures) and 75th percentile or greater relative TSR performance with respect to the Performance Units would generally result in total direct compensation at approximately the 75th percentile of executives with comparable positions at comparably sized peer companies.

Termination of Existing Employment Agreements

Effective as of January 25, 2012, the Company terminated the employment agreements with each of its executive officers, except for Mr. Lubushkin, who did not have an employment agreement with the Company.

By terminating the existing employment agreements, the executive officers voluntarily relinquished their rights to, among other things:

•

tax gross-up payments to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”),

•	guaranteed minimum annual cash bonuses equal to 50% of base salary,

•	automatic minimum increases in annual base salary based on increases in the consumer price index, and

•	executive automobile allowances.

Entry into Change in Control and Severance Agreements

Effective as of January 25, 2012, the Company entered into change in control and severance agreements (the “Change in Control and Severance Agreements”) with each of its executive officers. Except as provided below, each of the Change in Control and Severance Agreements with the executive officers contains substantially similar terms. The Change in Control and Severance Agreements provide that, if an executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each as defined in the applicable Change in Control and Severance Agreement), the executive will be entitled to severance payments and certain benefits, subject to his execution and non-revocation of a general release of claims. The severance payments are equal to the sum of the then-current annual base salary plus average bonus over the prior three years, multiplied by three, with respect to Messrs. Gold, Griffin and Kreitzer, and two, with respect to Messrs. McDevitt and Lubushkin. Additionally, all of the unvested restricted stock and other equity awards held by the executive will become fully vested (other than any such awards the vesting of which is performance-based, the accelerated vesting of which, if any, will be governed by the terms of such awards).

Each Change in Control and Severance Agreement also provides that the executive or his estate will be entitled to severance payments, equal to one times the then-current annual base salary, and certain benefits in the event of his death or disability.

If an executive’s employment is terminated by the Company for “cause” or by the executive without “good reason,” the executive will not be entitled to any severance payment or benefits under the Change in Control and Severance Agreement.

None of the Change in Control and Severance Agreements provide for tax gross-up payments to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code.

A copy of the Award Agreement is filed as Exhibit 10.1 hereto and copies of the Change in Control and Severance Agreements are filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference. The foregoing descriptions of the Award Agreement and the Change in Control and Severance Agreements are qualified in their entirety by reference to the full text of the Award Agreement and Change in Control and Severance Agreements.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

10.1	Form of Performance Unit Award Grant Notice and Performance Unit Award Agreement.

10.2	Change in Control and Severance Agreement dated as of January 25, 2012 among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Alan D. Gold.

10.3	Change in Control and Severance Agreement dated as of January 25, 2012 among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Kent Griffin.

10.4	Change in Control and Severance Agreement dated as of January 25, 2012 among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Matthew G. McDevitt.

10.5	Change in Control and Severance Agreement dated as of January 25, 2012 among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Gary A. Kreitzer.

10.6	Change in Control and Severance Agreement dated as of January 25, 2012 among BioMed Realty Trust, Inc., BioMed Realty, L.P. and Greg N. Lubushkin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 31, 2012	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
Name: Greg N. Lubushkin
Title: Chief Financial Officer

BIOMED REALTY, L.P.

	By:	BioMed Realty Trust, Inc. its General Partner

	By:	/s/ GREG N. LUBUSHKIN
Name: Greg N. Lubushkin
Title: Chief Financial Officer